Limited Power of Attorney - Securities Law Compliance

The undersigned, as an officer or director of Laserscope (the
Corporation"),hereby constitutes and appoints Eric
Reuter, Derek Bertocci, Peter Hadrovic and Dennis LaLumandiere, or either of them, the Undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3,4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and Regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents shall do or cause to be done by virtue hereof.

The limited Power of Attorney is executed at Palo Alto, California as of the date set forth below.

/s/ Allan H. Danto
Signature
Allan H. Danto
Type or Print Name
Dated: 12-2-05

Witness:
/s/ Silvana R. Ladewig
Signature
Silvana R. Ladewig
Type or Print Name
Dated: 12-2-05